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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-16807) pertaining to the 1996 Stock Option Plan and Registration Statement (Form S-8 No. 33-80073) pertaining to the 1995 Stock Option Plan and Registration Statement (Form S-8 No. 33-87328) pertaining to the 1994 Stock Option Plan and the 1994 Management Stock Option Plan of Cannondale Corporation of our reports dated August 11, 1997, with respect to the consolidated financial statements and schedule of Cannondale Corporation included in the Annual Report (Form 10-K/A) for the year ended June 28, 1997.

                                          /s/  ERNST & YOUNG LLP

Stamford, Connecticut
October 9, 1997